UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2016 (amending report dated July 21, 2015)

BNET MEDIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number:  333-178000

NEVADA (State or other jurisdiction of incorporation)	30-0523156 (I.R.S. Employer Identification No.)
Suite 3, 350 South 200 West, Farmington UT (Address of principal executive offices)	84025 (Zip Code)

Registrant’s telephone number, including area code:

                                                                                 (801) 928-8266

 (Former name or former address, if changed since last report)

291 South 200 West, Farmington UT. 84025

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Bnet Media Group, Inc.

Form 8-K

Current Report

Explanatory Note

Item 3.02.  Unregistered Securities.

This amendment to our Form 8-K dated July 21, 2015 (the “July 2015 Form 8-K”), is being filed to correct the value of certain shares of our common stock that were used on July 20, 2015.  Item 3.02 of the July 2015 Form 8-K reported that on July 20, 2015, our board of directors approved the issuance of 13,587,000 shares of our common stock at a price of $0.001 per shares for a total value of $13,587.00.

The value of the 13,587,000 shares of our commons stock should have been calculated using $0.01 per share, in lieu of the par value of $0.001 per share, to be consistent with the value of other securities we issued during the period. As a result, the 13,587,000 shares of common stock were issued at a price of $0.01 per shares for a total value of $135,870.

The foregoing transaction was accounted for in the financial statements contained in our Form 10-Q for the period ending September 30, 2015, that was filed with the Commission on November 16, 2015.

 ITEM 9.01                                FINANCIAL STATEMENTS AND EXHIBITS

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2015	Bnet Media Group, Inc.
a Nevada corporation
/s/ Gerald E. Sklar